EXHIBIT 23.4

[FORM OF CONSENT OF STIFEL, NICOLAUS & COMPANY, INCORPORATED]

October     , 2009

Board of Directors

NB&T Financial Group, Inc.

48 N. South Street

Wilmington, Ohio 45177

Re:	Registration Statement on Form S-4 of NB&T Financial Group, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter, dated June 30, 2009, with respect to the fairness, form a financial point of view, to the holders of the common stock of Community National Corporation (“CNC”) of the right to receive the per share consideration to be paid by NB&T Financial Group, Inc. (“NBTF”) in connection with the merger of CNC with and into NBTF pursuant to an Agreement and Plan of Merger between NBTF and CNC.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of CNC in connection with their consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that CNC has determined to include our opinion in the above-referenced Registration Statement. Our opinion is not intended to, and may not, be relied upon by NBTF or its stockholders.

In that regard, we hereby consent to the reference to our opinion under the captions “Summary – Opinion of Community’s financial advisor”, “The Proposed Merger – Community’s background and reasons for the merger”, and “The Merger – Opinion of Community’s financial advisor” in, and to the inclusion of such opinion as Annex C to, the prospectus/proxy statement included in the above-mentioned Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

[STIFEL, NICOLAUS & COMPANY, INCORPORATED]